                                                                 Exhibit 99.4

     ======================================================================





                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                    SOUTHWEST SHOPPING CENTERS CO. I, L.L.C.,

                      A DELAWARE LIMITED LIABILITY COMPANY




                         DATED AS OF SEPTEMBER 27, 1996




     ======================================================================

                                                       TABLE OF CONTENTS
                                                       -----------------
SECTION 1.             Formation of Limited Liability Company................................................... 1

SECTION 2.             Name..................................................................................... 1

SECTION 3.             Definitions.............................................................................. 1

SECTION 4.             Business of the Company.................................................................. 9
                       (a)      Purpose......................................................................... 9
                       (b)      Subsidiary Companies............................................................ 9
                       (c)      Separateness Covenants..........................................................10

SECTION 5.             Term.....................................................................................11

SECTION 6.             Principal Place of Business..............................................................11

SECTION 7.             Registered Agent; Registered Office......................................................11

SECTION 8.             Capital Contributions; No Withdrawal or Resignation......................................11
                       (a)      Initial Capital Contributions...................................................11
                       (b)      Additional Contributions; Interest..............................................11
                       (c)      Withdrawal and Resignation; Return of
                                Capital Contribution............................................................12
                       (d)      Special Rules for Capital Accounts..............................................12

SECTION 9.             Distributions............................................................................12
                       (a)      Current Distributions...........................................................12
                       (b)      Distributions from Sale.........................................................13

SECTION 10.            Allocations of Income and Losses.........................................................14
                       (a)      Allocations.....................................................................14
                       (b)      Priority........................................................................14
                       (c)      Qualified Income Offset.........................................................15
                       (d)      Minimum Gain Chargeback.........................................................15
                       (e)      Nonrecourse Liability...........................................................15
                       (f)      Section 754 Related Adjustments.................................................16
                       (g)      Change in Membership Interests..................................................16
                       (h)      Loss Limitation.................................................................16
                       (i)      [Intentionally omitted].........................................................16
                       (j)      State and Local Taxes...........................................................16


SECTION 11.            Withholding............................................................................. 16

SECTION 12.            Books, Records and Accounting........................................................... 17
                       (a)      Books and Records.............................................................. 17
                       (b)      Fiscal Year; Accounting........................................................ 17
                       (c)      Reports........................................................................ 17
                       (d)      Access......................................................................... 17

SECTION 13.            Company Funds........................................................................... 17

SECTION 14.            Management.............................................................................. 17
                       (a)      Manager Powers................................................................. 17
                       (b)      Election....................................................................... 18
                       (c)      Resignation.................................................................... 19
                       (d)      Removal........................................................................ 19
                       (e)      Limitations on Powers.......................................................... 19
                       (f)      Reimbursement.................................................................. 19

SECTION 15.            Meetings................................................................................ 19
                       (a)      Meetings of Members............................................................ 19
                       (b)      Consent of Members............................................................. 19

SECTION 16.            Voting.................................................................................. 20
                       (a)      Members........................................................................ 20
                       (b)      Voting......................................................................... 20
                       (c)      Actions Requiring Member Approval.............................................. 20

SECTION 17.            Limitation of Liability and Indemnification............................................. 21
                       (a)      Limitation of Liability........................................................ 21
                       (b)      Indemnification by the Company................................................. 21
                       (c)      Expenses....................................................................... 22
                       (d)      Not Exclusive.................................................................. 22
                       (e)      Insurance...................................................................... 23

SECTION 18.            Assignment of Membership Interests and New Members...................................... 23
                       (a)      Assignment..................................................................... 23
                       (b)      Limitations on Assignment...................................................... 23
                       (c)      Negative Pledge................................................................ 23
                       (d)      Admission of Assignees......................................................... 23
                       (e)      Admission of New Members....................................................... 24

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
SECTION 19.            Put and Call Options.................................................................... 24
                       (a-1)    Refinancing Senior Preferred Capital........................................... 24
                       (a-2)    Senior Preferred Capital Options............................................... 24
                       (b)      Series B Preferred Capital Options............................................. 25
                       (c)      CFSC Common Capital Option..................................................... 26
                       (d)      GMAC-CM Common Capital Option.................................................. 26
                       (e)      CFSC Redemption Options........................................................ 26
                       (f)      GMAC-CM Redemption Options..................................................... 27
                       (g)      Failure to Purchase Senior Preferred Capital................................... 28
                       (h)      Failure to Purchase Series B
                                Preferred Capital.............................................................. 28
                       (i)      No Purchase of Common Capital.................................................. 29
                       (j)      Exercise of Options............................................................ 30
                       (k)      New Member; Certain Assignments................................................ 31
                       (l)      FUR Subsidiary Capital Contributions
                                Under Section 19............................................................... 31

SECTION 20.            Dissolution............................................................................. 31

SECTION 21.            Winding Up and Distribution of Assets................................................... 32
                       (a)      Winding Up..................................................................... 32
                       (b)      Distribution of Assets......................................................... 32

SECTION 22.            Conflict of Interest.................................................................... 33

SECTION 23.            Taxation................................................................................ 33
                       (a)      Status of the Company.......................................................... 33
                       (b)      Tax Elections.................................................................. 33
                       (c)      Company Tax Returns............................................................ 34
                       (d)      Tax Audits..................................................................... 34

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
SECTION 24.            Miscellaneous........................................................................... 35
                       (a)      Governing Law.................................................................. 35
                       (b)      Binding Effect................................................................. 35
                       (c)      Pronouns and Number............................................................ 35
                       (d)      Captions....................................................................... 35
                       (e)      Enforceability................................................................. 35
                       (f)      Counterparts................................................................... 36
                       (g)      Notices........................................................................ 36
                       (h)      Entire Agreement; Amendment.................................................... 36
                       (i)      Further Assurances............................................................. 36
                       (j)      Third Parties.................................................................. 37
                       (k)      Facsimile Signatures........................................................... 37
                       (l)      Reliance upon Books, Reports and Records....................................... 37
                       (m)      Time Periods................................................................... 37
                       (n)      Waiver......................................................................... 37
                       (o)      Expenses....................................................................... 37

SCHEDULE I             MEMBERS
SCHEDULE II            PROPERTIES
SCHEDULE III           ASSUMED LOANS
SCHEDULE IV            TAX REPORTING REQUIREMENTS

EXHIBIT A              MANAGEMENT AGREEMENT

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                                                                 Exhibit 99.4

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                    SOUTHWEST SHOPPING CENTERS CO. I, L.L.C.


         This Limited Liability Company Agreement is made and entered into as of the 27th day of September, 1996 by and among the Members listed on Schedule I attached hereto.

         SECTION 1. FORMATION OF LIMITED LIABILITY COMPANY. The Members agree to the formation of a limited liability company (the "Company") pursuant to the Act and for that purpose have caused a Certificate of Formation to be filed with the Secretary on September 19, 1996. The rights and duties of the Members shall be as provided in the Act, except as modified by this Agreement. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members executing this Agreement hereby agree to the terms and conditions of this Agreement.

         SECTION 2. NAME. The business of the Company shall be conducted under the name "Southwest Shopping Centers Co. I, L.L.C.".

         SECTION 3. DEFINITIONS.

         For purposes of this Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquisition Loan" shall have the meaning given thereto in the Investment Agreement.

         "Act" means the Delaware Limited Liability Company Act, Delaware Code Title 6, Sections 18.101 ET SEQ., as amended from time to time.

         "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (i) credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement; (ii) credit to such Capital Account the Member's share of Company Minimum Gain and the Member's amount of Member Minimum Gain; and (iii) debit to such Capital Account any items described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with

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the provisions of section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

         "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such first Person owns, directly or indirectly, more than 50% of the voting stock of the second Person or has the power, directly or indirectly, to elect or remove a majority of the members of the Board of Directors, trustees or comparable governing body of such second Person.

         "Agreement" means this Limited Liability Company Agreement, as amended, modified or supplemented from time to time.

         "Applicable Margin" means (i) 5.0%, plus (ii) 0.5% for each three-month period commencing on each three-month anniversary of the date hereof while the Senior Preferred Capital is outstanding.

         "Assumed Loans" means the existing loans on the Properties assumed by the Company (or Subsidiary Company) under the Purchase Agreement or which the Company (or Subsidiary Company) may take subject to, as described on Schedule III.

         "Capital Account" means, with respect to each Member, the capital account established and maintained on the books and records of the Company for such Member. Each Member's Capital Account shall initially equal the value of the Capital Contribution to the Company made by the Member as set forth on
Schedule I attached hereto. During the term of the Company, (i) each Member's Capital Account shall be INCREASED by the amount of (w) income and gain allocated to the Member and (x) any cash or the fair market value of property (net of any liability assumed or to which such property is subject) subsequently contributed by the Member to the Company, (ii) each Member's Capital Account shall be DECREASED by the amount of (y) loss and deduction allocated to the Member and (z) all cash and the fair market value of property (net of any liability assumed or to which such property is subject) distributed to the Member, and (iii) each Member's Capital Account shall otherwise be kept in accordance with Section 704(b) of the Code and applicable United States Treasury Regulations promulgated thereunder. In addition, Capital Accounts shall be affected by the operation of Section 19 hereof.

         "Capital Contribution" means the total amount of cash or other property contributed to the Company by a Member. Contributed property shall be valued at fair market value, net of any liabilities assumed or to which the contributed property is subject.

         "Capital Interest" means a percentage determined for each Member equivalent to a fraction, the numerator of which is the aggregate Capital Contributions made by such Member with respect to Common Capital and Preferred Capital and the denominator of which is the aggregate Capital Contributions made by all Members with respect to Common Capital and Preferred Capital. The amount of FUR Subsidiary's Capital Contribution acquired by CFSC Subsidiary or GMAC-CM pursuant to Section 19(g) or 19(h) shall be deemed a Capital Contribution by such acquiring Member (and not of FUR Subsidiary until such time, if any, as it is reacquired by FUR Subsidiary pursuant to Section 19(a-2) or 19(b)) for purposes of determining the Capital Interest of such Member.

         "CFSC" means Cargill Financial Services Corporation, a Delaware corporation, and its permitted successors and assigns.

         "CFSC Subsidiary" means CFSC Capital Corp. XXXI, a Delaware corporation.

         "CFSC Common Capital" means that portion of CFSC Subsidiary's Capital Contribution not constituting Senior Preferred Capital or Class B Common Capital.

         "Class B Common Capital" means the capital interest in the Company into which FUR Subsidiary may convert its Series A Preferred Capital or FUR Common Capital or into which CFSC Subsidiary or GMAC may convert its CFSC Common Capital or GMAC Common Capital respectively. The Class B Common Capital shall be non-voting until such time that only Class B Common Capital is outstanding.

         "Code" means the United States Internal Revenue Code of 1986, as amended, modified or rescinded from time to time, or any similar provision of succeeding law.

         "Common Capital" means the FUR Common Capital, the GMAC-CM Common Capital and the CFSC Common Capital.

         "Common Membership Percentage" shall mean the percentage share of a Member, solely with respect to its Membership Interest in Common Capital, as set forth opposite such Member's name on Schedule I attached hereto as it may be amended, modified or supplemented from time to time or adjusted pursuant to
Section 19.

         "Company Redemption Default" means a failure by the Company to redeem in excess of $10,000,000 of Preferred Capital at the request of either or both of CFSC Subsidiary or GMAC-CM pursuant to the requirements of either or both of Sections 19(e) and 19(f), respectively, and the continuance of such failure to perform for 30 days.

         "Fair Market Value" means, with respect to Common Capital, the amount of such Common Capital plus such additional amount which, after giving recognition to the amount and timing of any Net Cash Flow distributions made to a Member on account of its Common Capital, results in an internal rate of return of 20% per annum (compounded annually) on the Common Capital of such Member, but if the determination is made as of a date after the fifth anniversary of the date hereof and the Net Cash Flow distributions thereon through the fifth anniversary of the date hereof exceeded 20% per annum, the determination shall be for the period commencing on the fifth anniversary of the date hereof.

         "FUMI" means First Union Management Inc., a Delaware corporation.

         "FUR" means First Union Real Estate Equity and Mortgage Investments, an Ohio business trust.

         "FUR Common Capital" means that portion of FUR Subsidiary's Capital Contribution not constituting Series A Preferred Capital or Class B Common Capital.

         "FUR Subsidiary" means First Union Southwest L.L.C., a Delaware limited liability company of which FUR and First Southwest I, Inc., a wholly-owned subsidiary of FUR, are the members, and its permitted successors and assigns.

         "GMAC-CM" means GMAC Commercial Equity Investments, Inc., a Pennsylvania corporation, and its permitted successors and assigns.

         "GMAC-CM Common Capital" means that portion of GMAC-CM's Capital Contribution not constituting Series B Preferred Capital or Class B Common Capital.

         "Investment Agreement" means the Investment Agreement dated as of September 27, 1996 among FUR, CFSC and GMAC-CM, as it may be amended, modified or supplemented from time to time.

         "IRS" means the United States Internal Revenue Service or any successor entity.

         "LIBOR" means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates, reported from time to time by Bloomberg Business Services On- Line Financial Data Service ("Bloomberg"), at which foreign branches of major United States banks offer United States dollar deposits to other banks for a one-month period in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such month. If such interest rate shall cease to be available from Bloomberg, LIBOR shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Members.

         "LLC #2" shall have the meaning given thereto in Section 4(b).

         "LLC #2 Manager" shall mean First SW II, L.L.C., a Delaware limited liability company of which each of the Members holding Common Capital (or their Affiliates) holds a 33 1/3% membership interest.

         "LLC #3" shall have the meaning given thereto in Section 4(b).

         "Majority Interest" means more than 50% of Common Membership
Percentages.

         "Management Agreement" has the meaning set forth in Section 4(c)(vii).

         "Manager" means any Person elected by the Members to manage the Company in accordance with Section 14.

         "Member" means any Person with a Membership Interest in the Company.

         "Membership Interest" means the interest of a Person in the Common Capital, Class B Common Capital or Preferred Capital of the Company (including, but not limited to, all rights, obligations, capital contributions, benefits and other attributes with respect to such Common Capital, Class B Common Capital or Preferred Capital, respectively) as provided in this Agreement.

         "Minimum Gain" has the meaning set forth in Section 1.704-2(d) of the Treasury Regulations.

         "Net Cash Flow" means for any period the amount equal to:

                  (i) the sum of (A) gross receipts from business operations, all investment income and investment gain of the Company and all other cash received by the Company and (B) any amounts released from Reserves;

         DECREASED by

                  (ii) the sum of (A) disbursements of the Company for operating expenses, expenditures for capital investments and reinvestments, principal payments on indebtedness, interest and other expenses, including any repayment of indebtedness required or elected to be made in connection with any refinancing, sale or other event, and (B) any increase in Reserves.

         "Option Closing Date" shall have the meaning given thereto in SECTION 19(j).

         "Person" means any individual, corporation, partnership, association, limited liability company, trust, estate or other enterprise or entity.

         "Preferred Capital" means, collectively, the Senior Preferred Capital, the Series A Preferred Capital and the Series B Preferred Capital.

         "Preferred Distribution" means, collectively, the Senior Preferred Distribution, the Series A Preferred Distribution, the Series B Preferred Distribution, the Senior

Accumulated Preferred Distribution, the Series A Accumulated Preferred Distribution and the Series B Accumulated Preferred Distribution.

         "Preferred Distribution Default" means a failure by the Company to pay three (3) consecutive quarterly Preferred Distributions on the Senior Preferred Capital or the Series B Preferred Capital.

         "Preferred Interest" means a percentage determined for CFSC Subsidiary or GMAC-CM, as applicable, equivalent to a fraction, the numerator of which is such Member's Preferred Capital, and the denominator of which is the sum of the Senior Preferred Capital and the Series B Preferred Capital.

         "Properties" means the real estate properties listed on Schedule II hereto.

         "Purchase Agreement" means the Purchase Agreement dated June 12, 1996, as amended, between Marathon U.S. Realties, Inc. and FUR, as it may be amended, modified or supplemented from time to time.

         "Reserves" means the reasonable reserves established and maintained from time to time in amounts reasonably determined in the annual management plan and budget or in amounts approved by a Majority Interest to be adequate and sufficient for current and future operating and working capital and to pay for structural capital expenditures, tenants' alterations and leasing commissions or other costs and expenses incident to the Company's business.

         "Secretary" means the Secretary of State of Delaware.

         "Senior Accumulated Preferred Distribution" means the amount of any Senior Preferred Distribution which is accrued but not paid to CFSC Subsidiary with respect to any quarter under Section 9, which Senior Preferred Distribution shall bear interest from each payment date until paid at a rate equal to LIBOR plus the Applicable Margin, compounded monthly.

         "Senior Preferred Capital" means $35,000,000 contributed by CFSC Subsidiary, as such amount may be increased or reduced from time to time in accordance with Sections 9 and 19.

         "Senior Preferred Distribution" means an amount equal to LIBOR plus the Applicable Margin (each as determined as of the end of each month for the following month) of the Senior Preferred Capital from time to time outstanding, compounded monthly and calculated on the basis of a year of 360 days consisting of twelve 30-day months; provided, however, that the Senior Preferred Distribution on any Special Senior Preferred Capital shall be 10% per annum on the notional amount thereof.

         "Series A Accumulated Preferred Distribution" means the amount of any Series A Preferred Distribution which is accrued but not paid to FUR Subsidiary with respect to any quarter under Section 9, which Series A Accumulated Preferred Distribution shall bear interest from each payment date until paid at the rate of 10% per annum, compounded monthly, until the fifth anniversary of the date hereof, and 4% per annum thereafter, compounded monthly.

         "Series A Preferred Capital" means $26,500,000 contributed by FUR Subsidiary, as such amount may be increased or reduced from time to time in accordance with Sections 9 and 19.

         "Series A Preferred Distribution" means an amount equal to (i) 10% per annum from the date hereof to the date which is the fifth anniversary of the date hereof, and (ii) 4% per annum thereafter, of the Series A Preferred Capital from time to time outstanding, compounded monthly and calculated on the basis of a year of 360 days consisting of twelve 30-day months.

         "Series B Accumulated Preferred Distribution" means the amount of any Series B Preferred Distribution which is accrued but not paid to GMAC-CM with respect to any quarter under Section 9, which Series B Accumulated Preferred Distribution shall bear interest from each payment date until paid at the rate of 6% per annum in excess of LIBOR, compounded monthly.

         "Series B Preferred Capital" means $38,500,000 contributed by GMAC-CM, as such amount may be reduced from time to time in accordance with Sections 9 and 19.

         "Series B Preferred Distribution" means an amount equal to 6.00% per annum in excess of LIBOR (determined as of the end of each month for the following month) of the Series B Preferred Capital from time to time outstanding, compounded monthly and calculated on the basis of a year of 360 days consisting of twelve 30-day months; provided, however, that the Series B Preferred Distribution on any Special Series B Preferred Capital shall be 10% per annum on the notional amount thereof.

         "Special Majority" means more than 74.5% of Common Membership Percentages, plus 100% of the Members holding Senior Preferred Capital; provided, however, that if a Company Redemption Default (or, with respect to clause (iii) of Section 16(c) only, a Preferred Distribution Default) shall have occurred and be continuing, Special Majority shall mean the approval of Members holding at least 65% of the Capital Interest (including 100% of the Members holding Senior Preferred Capital); and provided further, that any (1) dissolution, merger or consolidation pursuant to clause (i), (ii) or (vi) of
Section 16(c) shall always require unanimous approval of the Members to the extent such action may violate any financing documents, (2) any action under clause (x) of Section 16(c) shall always require unanimous approval of the Members and (3) the provisions of Section 24(h) shall be given effect with respect to any amendment, modification or supplement to this Agreement.

         "Special Senior Preferred Capital" shall have the meaning given thereto in the second paragraph of Section 19(a-2).

         "Special Series A Preferred Distribution" means any distribution made with respect to the Series A Preferred Capital in accordance with Section 19(i).

         "Special Series B Preferred Capital" shall have the meaning given thereto in the second paragraph of Section 19(b).

         "Subsidiary Company" means (i) Southwest Shopping Centers Co. II, L.L.C., a Delaware limited liability company in which the Company owns a 99% membership interest and LLC #2 Manager owns a 1% membership interest, or (ii) Temple Shopping Center Co., L.L.C., a Delaware limited liability company in which the Company owns a 99% membership interest and the Members holding Common Capital own in the aggregate 1% of the membership interest.

         "Subsidiary Fair Market Value" means, with respect to the membership interest of each Member owning Common Capital (or Affiliate thereof) in LLC #2 Manager and in LLC #3, the amount of its capital contribution in such limited liability company plus such additional amount which, after giving recognition to the amount and timing of any "Net Cash Flow" (as defined in the operating agreement for such limited liability company) distributions made to such Member on account of its membership interest, results in an internal rate of return of 20% per annum (compounded annually) on the capital contribution therein of such Member, but if the determination is made as a date after the fifth anniversary of the date hereof and such Net Cash Flow distributions thereon through the fifth anniversary of the date hereof exceeded 20% per annum, the determination shall be for the period commencing on the fifth anniversary of the date hereof.

         "Treasury Regulations" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

         "Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes except as follows:

                  (a) The Value of any asset contributed by a Member to the Company is the fair market value of such asset as determined at the time of contribution;

                  (b) The Value of any Company asset distributed to a Member shall be adjusted to equal the fair market value of such asset on the date of distribution;

                  (c) If the Capital Accounts of the Members are adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) to reflect the fair market value of the Company's assets, the Value of each such asset shall be adjusted to equal its fair market value as of the time of such adjustment in accordance with such Treasury Regulation;

                  (d) If the Value of a Company asset has been determined or adjusted pursuant to clause (a) or (c) above, such Value shall thereafter be adjusted by the depreciation, amortization or cost recovery deductions, if any, taken into account with respect to such asset under Treasury Regulation Section 1.704-1(b)(2)(iv)(g); and

                  (e) Solely for purposes of this definition of "Value", the term "fair market value" shall mean the amount which, in the reasonable judgment of the Manager (with the consent of the other Members, which consent will not be unreasonably withheld), would be paid for a particular security or property by a willing buyer to a willing seller (neither under any compulsion to buy or sell) unreduced by any liabilities secured by the security or property or assumed by any party in connection therewith.

         SECTION 4. BUSINESS OF THE COMPANY.

         (a) PURPOSE. The purpose of the Company is to (i) own, manage, operate, finance (whether secured or unsecured), hold, lease, pledge, develop and realize upon the Properties and any related real property or tangible or intangible personal property (including any interests in partnerships that own the Properties), and in connection therewith, the Company shall have the right to dispose of and exchange any Property or interest therein or other asset of the Company, and to carry on any actions necessary, convenient or incidental to the conduct, promotion or attainment of the aforementioned purpose, and (ii) execute, deliver and perform the Limited Liability Company Agreement for each Subsidiary Company and to be a member thereof.

         (b) SUBSIDIARY COMPANIES. On the closing date, upon receipt of the Capital Contributions from the Members, the Company shall contribute (i) $102,160,845 to Southwest Shopping Centers Co. II, L.L.C. ("LLC #2) in payment for its limited liability company interest therein, and (ii) $3,072,220 to Temple Shopping Center Co., L.L.C. ("LLC #3") in payment for its limited liability company interest therein.

         (c)      SEPARATENESS COVENANTS.  The Company shall at all times:

                  (i) maintain books and records separate from any other Person at its principal office which show a true and accurate record in United States dollars of all business transactions arising out of and in connection with the conduct of the Company and the operation of its business in sufficient detail to allow preparation of tax returns required to be prepared pursuant to Section 23;

                  (ii) not commingle assets with those of any other Person, including Members;

                  (iii) conduct its own affairs in its own name;

                  (iv) maintain and periodically prepare financial statements separate from those of any other Person;

                  (v)  pay its own liabilities out of its own funds;

                  (vi) observe all organizational formalities required by the Act, the Certificate of Formation and this Agreement;

                  (vii) maintain an "arm's-length relationship" with each of its Affiliates and Members; provided, however, that this clause (vii) shall not prevent (1) the execution, delivery and performance of (x) the Management and Leasing Agreements between the Company and LLC #2, as the applicable owner, and FUMI, as manager, for each of their respective Properties substantially in the form approved by the Members and attached hereto as Exhibit A and (y) in the case of LLC #3, the assignment of the existing Temple Mall management agreement to FUMI, as successor manager for its Property (each such management agreement for the respective Property being a "Management Agreement"), (2) the execution, delivery and performance of the Acquisition Loan Documents (as defined in the Investment Agreement) with GMAC Lender (as so defined) or (3) the payment to GMAC-CM of the equity placement fee previously agreed to;

                  (viii) not guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

                  (ix) use stationery, invoices and checks separate from those of all other Persons;

                  (x) not pledge its assets for the benefit of any other Person except pursuant to the purposes and activities set forth in
         Section 4(a);

                  (xi) hold itself out as an entity separate from all other Persons;

                  (xii) not engage in any merger, consolidation or combination transaction with any Person;

                  (xiii) not incur debt except pursuant to the purposes and activities set forth in Section 4(a); and

                  (xiv)    not make any loans to its Members.

         SECTION 5. TERM. The term of the Company shall begin upon the filing of the Certificate of Formation with the Secretary and shall continue until the earlier of (a) December 31, 2050 or (b) the date as of which the Company is dissolved in accordance with this Agreement or by law.

         SECTION 6. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be located at 55 Public Square, Suite 1900, Cleveland, Ohio 44113. The Members may, from time to time, change the principal place of business of the Company and/or establish additional places of business of the Company.

         SECTION 7. REGISTERED AGENT; REGISTERED OFFICE. The registered agent for the service of process shall be The Corporation Trust Company. The registered office in the State of Delaware shall be 1209 Orange Street, in the City of Wilmington, County of New Castle. The Members may, from time to time, change the registered agent or office through appropriate filings with the Secretary.

         SECTION 8. CAPITAL CONTRIBUTIONS; NO WITHDRAWAL OR RESIGNATION.

         (a) INITIAL CAPITAL CONTRIBUTIONS. In accordance with the Investment Agreement, each Member shall make the Capital Contribution set forth opposite such Member's name on Schedule I attached hereto in cash. Each Member holding Common Capital shall receive the Common Membership Percentage set forth opposite such Member's name on such Schedule.

         (b) ADDITIONAL CONTRIBUTIONS; INTEREST. No Member shall be obligated to make (nor shall any Member have the right to make without the consent of all Members) any additional Capital Contribution, provided, however, that (i) FUR Subsidiary shall have the right to make, or cause to be made, additional Capital Contributions pursuant to Section 19, and (ii) additional Common Capital may be contributed with the approval of a Special Majority. Any additional Capital Contribution made by a Member (other than FUR Subsidiary pursuant to Section 19) shall be in the form of Common Capital. No

Member has any obligation to restore a deficit balance in such Member's Capital Account or to make any contributions to the Company in order to restore such deficit balance. No Member shall be paid any interest or specified return on any Capital Contribution other than as provided herein.

         (c) WITHDRAWAL AND RESIGNATION; RETURN OF CAPITAL CONTRIBUTION. No Member shall be entitled to withdraw or resign as a Member or to receive any part of such Member's Capital Contribution or any distribution from the Company in connection therewith except as expressly provided in Sections 9(b) and 19(b).

         (d) SPECIAL RULES FOR CAPITAL ACCOUNTS. It is the intention of the Members that Capital Accounts shall be maintained in accordance with Section 704(b) of the Code and with the Treasury Regulations thereunder.

         The following rules shall apply in maintaining Capital Accounts:

                  (i) In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

                  (ii) If property is distributed by the Company, Capital Accounts shall be adjusted as though such property had been sold on the date of such distribution for its then fair market value, and any income, gain or loss on such sale had been calculated and allocated pursuant to Section 1.704-1(b)(2)(iv)(e) of the Treasury Regulations in accordance with Section 10. Upon the liquidation of the Company or any Membership Interest in the Company, the Members' Capital Accounts shall be adjusted to reflect allocations of income, gain and losses determined as though there were an actual sale of the Company's assets on the date of the liquidation for fair market value.

         SECTION 9. DISTRIBUTIONS.

         (a) CURRENT DISTRIBUTIONS. Except as specified in Sections 9(b) and 19 hereof, Net Cash Flow shall be distributed to the Members quarterly (except that the distribution specified in clause (vii) below shall be made annually) in accordance with the following priority:

         (i) first, the Senior Accumulated Preferred Distribution, if any, shall be made to CFSC Subsidiary;

         (ii) second, the Senior Preferred Distribution shall be made to CFSC Subsidiary;

         (iii) third, the Series B Accumulated Preferred Distribution, if any, shall be made to GMAC-CM;

         (iv) fourth, the Series B Preferred Distribution shall be made to GMAC-CM;

         (v) fifth, the Series A Accumulated Preferred Distribution, if any, shall be made to FUR Subsidiary;

         (vi) sixth, the Series A Preferred Distribution shall be made to FUR Subsidiary; and

         (vii) seventh, the remainder shall be distributed among the Members in accordance with their respective Common Membership Percentages.

         Quarterly distributions shall be made on the last day of each calendar quarter unless such day is not a business day in which event the distribution shall be made on the last business day of such quarter. Annual distributions shall be made on December 31 of each year unless such day is not a business day in which event the distribution will be made on the last business day of the year.

         (b) DISTRIBUTIONS FROM SALE. In the event of the sale of any of the Properties or destruction or condemnation of any of the Properties, the net proceeds thereof (other than insurance and condemnation proceeds which will be used to rebuild such Property) available for distribution shall be distributed within 30 days of such event in the following manner:

         (i) first, the Senior Accumulated Preferred Distribution, if any, shall be made to CFSC Subsidiary;

         (ii) second, the Senior Preferred Capital shall be redeemed by the Company at the redemption price set forth in Section 19(e) and the second paragraph of Section 19(a-2), as applicable;

         (iii) third, the Series B Accumulated Preferred Distribution, if any, shall be made to GMAC-CM;

         (iv) fourth, the Series B Preferred Capital shall be redeemed by the Company at the redemption price set forth in Section 19(f) and the second paragraph of Section 19(b), as applicable;

         (v) fifth, the Series A Accumulated Preferred Distribution, if any, shall be made to FUR Subsidiary;

         (vi) sixth, the Series A Preferred Capital shall be redeemed by the Company at a redemption price of par, plus the accrued but unpaid Series A Preferred Distribution; and

         (vii) seventh, the remainder shall be distributed in accordance with clause (vii) of Section 9(a) above; provided, however, that if all or a portion of FUR Subsidiary's Capital Contribution has been converted pursuant to Section 19(g) or 19(h), then a distribution shall be made to the holders of the Common Capital in an amount equal to Fair Market Value and the remainder shall be distributed to the Members in accordance with their respective Capital Interests.

         SECTION 10. ALLOCATIONS OF INCOME AND LOSSES.

         (a) ALLOCATIONS. All income, gains, losses and deductions of the Company (I.E., each item of Company income, gain, loss and deduction) shall be determined annually by the Manager or accountants designated by it in accordance with the Federal income tax accounting rules in Section 703 of the Code and
Section 1.704-1(b)(2)(iv) of the Treasury Regulations. The Members intend that the allocations set forth in this Section 10 shall reflect the Members' interests in the Company (within the meaning of Section 704(b) of the Code), and to the extent that the Manager determines that adjustments are necessary to such allocations to reflect such Members' interests in the Company, the Members agree to determine reasonably in good faith the adjustments that should be made with the consent of all Members.

         (b) PRIORITY. Except as provided otherwise in this Section 10, the income, gains, losses and deductions of the Company (including any items thereof if necessary) for each Company fiscal year (or portion thereof) shall be allocated among the Members in a manner that will, as nearly as possible (taking into account the immediately succeeding sentence), cause the Capital Account balance of each Member (as computed for purposes of Section 704(b) of the Code) at the end of such Company fiscal year (but without taking into account actual cash distributions made during such year) to be equal to an amount equal to the hypothetical distribution (if any) that such Member would receive if, on the last day of such Company fiscal year (or portion thereof), (w) all Net Cash Flow subject to Section 9(a) distributed during, or distributable for, such Company fiscal year (or portion thereof) were distributed in accordance with Section 9(a), (x) all remaining assets, including cash, were sold for cash equal to their Value, taking into account any adjustments thereto for such Company fiscal year (or portion thereof), (y) all Company liabilities were satisfied in cash according to their terms (limited, with respect to each nonrecourse liability, to the Value of the assets securing such liability) and (z) the net proceeds of such sale (after satisfaction of such liabilities) were distributed in full pursuant to Section 21(b). By way of illustration and not limitation, to the extent necessary to, as nearly as possible, cause the Capital Account balance of each Member (as computed for purposes of Section 704(b) of the Code) at the end of such Company fiscal year (but without taking into account actual cash distributions made during such year) to be equal to such Member's hypothetical distribution (if any), items of gross income, gain, loss and deduction shall be specially allocated among the Members so that if for any Company fiscal year there is Company net income which is less than total cash distributions made for such year under Section 9 or there is Company net loss, items of gross income and gain shall first be allocated to those Members receiving cash distributions to the extent of such cash distributions. Insofar as the character of income allocable under this Section 10(b) as ordinary income or capital gain is concerned (but without affecting the amount of income allocable to any Member under the preceding sentences of this Section 10(b) or otherwise), to the extent that for any Company fiscal year there are cash distributions distributed under both Section 9(a) and Section 9(b), ordinary income attributable to cash distributions under Section 9(a) and capital gain attributable to cash distributions under Section 9(b) shall be allocable, to the extent possible, in proportion to the cash distributions made to each Member under Section 9(a) and
Section 9(b), respectively. It is the intent of this Section 10(b) that with respect to any class of Preferred Capital prior to conversion or redemption thereof, for any Company fiscal year the aggregate income and gain allocated to such holder of Preferred Capital shall not exceed the actual Preferred Distribution payable to such holder for such Company fiscal year.

         (c) QUALIFIED INCOME OFFSET. Except as provided in Section 10(d) hereof, in the event that any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate as quickly as possible, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member created by such adjustments, allocations and distributions.

         (d) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 10 (but subject to Section 10(e)), if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Treasury Regulations. This Section 10(d) is intended to comply with the minimum gain chargeback requirement in such Sections of the Treasury Regulations and shall be interpreted consistently therewith.

         (e) NONRECOURSE LIABILITY. Notwithstanding any other provision of this
Section 10, (i) there is hereby incorporated by reference a partner nonrecourse debt minimum gain chargeback within the meaning of Treasury Regulation section 1.704-2(i)(4), (ii) losses, income and gains shall be allocated in accordance with Treasury Regulation section 1.704-2(i) where such losses, income and gains are attributable to a partner nonrecourse liability

(within the meaning of such Treasury Regulation), and (iii) for purposes of the aforementioned Treasury Regulations (and without limiting any other provision of this Agreement), the Members shall be treated as partners and the Company shall be treated as a partnership.

         (f) SECTION 754 RELATED ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
Section 743(b) is required to be taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

         (g) CHANGE IN MEMBERSHIP INTERESTS. If there is a change in any Member's Membership Interest during any year, allocations among the Members shall be made in accordance with their Membership Interests in the Company from time to time during such year in accordance with Section 706 of the Code using the closing-of-the-books method, except that depreciation, amortization and similar items shall be deemed to accrue ratably on a daily basis over the entire year during which the corresponding asset is owned by the Company for the entire year, and over the portion of a year after such asset is placed in service by the Company if such asset is placed in service during the year.

         (h) LOSS LIMITATION. Net loss allocated to a Member shall not exceed the maximum amount of net loss that can be so allocated without causing such Member to have an Adjusted Capital Account Deficit at the end of the fiscal year. All net loss in excess of the limitation set forth in this Section 10(h) shall be allocated to the other Member(s) to the extent that the allocation would not cause such other Member(s) to have an Adjusted Capital Account Deficit.

         (i)      [Intentionally omitted].

         (j) STATE AND LOCAL TAXES. Items of income, gain, loss, deduction, credit and tax preference for state and local income tax purpose shall be allocated to and among the Members in a manner consistent with the allocation of such items for federal income tax purposes in accordance with the foregoing provisions of this Section 10.

         SECTION 11. WITHHOLDING. The Company is authorized to withhold from distributions to be made to a Member, or with respect to allocations to a Member, and to pay over to a federal, state or local government, any amounts required to be withheld pursuant to the Code or any provisions of any other federal, state or local law. Any amounts so withheld shall be treated as distributed to such Member pursuant to this

Section 11 for all purposes of this Agreement and shall be offset against the net amounts otherwise distributable to such Member. The Company may also withhold from distributions that would otherwise be made to a Member, and apply to the obligations of such Member, any amounts that such Member owes to the Company.

         SECTION 12. BOOKS, RECORDS AND ACCOUNTING.

         (a) BOOKS AND RECORDS. The Company shall maintain complete and accurate books and records of the Company's business and affairs in accordance with generally accepted accounting principles. The books and records shall be maintained at the principal place of business of the Company and shall be accessible to the Members in accordance with the Act.

         (b) FISCAL YEAR; ACCOUNTING. The Company's fiscal year shall be the calendar year for accounting and tax purposes. The accounting methods and principles to be followed by the Company shall be selected from time to time by the Manager, subject to the approval of a Special Majority.

         (c) REPORTS. The Company shall provide to the Members (i) an annual report concerning the financial condition and results of operation of the Company and the Members' Capital Accounts within ninety (90) days after the end of each fiscal year, which annual report shall be certified by independent public accountants of nationally recognized standing, and (ii) copies of the monthly reports on the Properties provided to the Company pursuant to the Management Agreement.

         (d) ACCESS. Each Member shall have access, during normal business hours and upon reasonable notice to the Manager, to the Company's books and records in accordance with the provisions of Section 18-305 of the Act.

         SECTION 13. COMPANY FUNDS. The funds of the Company shall be deposited in such bank or other financial institution account or accounts, or invested in such interest-bearing or non-interest-bearing investments, as shall be designated by the Manager. All withdrawals from any such bank accounts shall be made only by the Manager or by individuals duly appointed by the Manager.

         SECTION 14. MANAGEMENT.

         (a) MANAGER POWERS. The business of the Company shall be managed by or under the authority of the Manager, and the Company shall not have any employees. The Manager shall have all rights, powers and authority of a Manager under the Act and as provided for in this Agreement. The Manager shall cause the Company to enter into the Management Agreements with FUMI on the date hereof with respect to the management, leasing and operation of the Properties. Subject to Section 14(e), the Manager shall have all rights, power and authority to do for, on behalf of and in the name of the Company all things that it deems necessary, proper or desirable to carry out its duties and responsibilities, including, without limitation:

                  (1) acquire by purchase, lease, or otherwise, any real property constituting or related to the Properties;

                  (2) finance, improve, own, sell, convey or assign any real estate constituting or related to the Properties;

                  (3) borrow money for and on behalf of the Company, and, in connection therewith, mortgage or grant a security interest in all or any portion of the Company's assets;

                  (4) prepay, in whole or in part, refinance, amend, modify, or extend any mortgages, trust deeds or security agreements which may affect any asset of the Company and in connection therewith execute for and on behalf of the Company any extensions, renewals or modifications of such mortgages, trust deeds or security agreements;

                  (5) execute any and all other instruments and documents which may be necessary or in the opinion of the Manager desirable to carry out the intent and purpose of this Agreement and the purpose of the Company;

                  (6) make any and all expenditures which the Manager, in its sole discretion, deems necessary or appropriate in connection with the management of the affairs of the Company and the carrying out of its obligations and responsibilities under this Agreement, including, without limitation, all legal, accounting, and other related expenses incurred in connection with the organization and financing and operating of the Company;

                  (7) appoint Persons to act on behalf of the Company; and

                  (8) approve any non-budgeted expenditures.

         (b) ELECTION. The initial Manager shall be FUR Subsidiary and shall serve until its resignation in accordance with Section 14(c) or removal in accordance with Section 14(d). Upon such resignation or removal, a replacement Manager shall be elected by the affirmative vote of a Special Majority (without including in such calculation the Membership Interest of any Member who is the Manager or an Affiliate of the Manager who was so removed, in the event of the removal of the Manager for cause under Section 14(d)).

         (c) RESIGNATION. The Manager may not resign without the prior written consent of GMAC-CM, which consent shall be not be unreasonably withheld.

         (d) REMOVAL. The Manager may be removed with cause by the affirmative vote of a Special Majority without including in such calculation the Membership Interest of any Member who is the Manager or who is an Affiliate of the Manager. The Manager may be removed without cause by the unanimous vote of all Members. For purposes hereof, "cause" shall mean (i) a Company Redemption Default; (ii) the Manager is convicted of fraud, theft, embezzlement or other felony; (iii) the Manager shall have materially breached any of its obligations under this Agreement; (iv) the wilful misconduct or gross negligence of the Manager in the performance of its duties hereunder; (v) FUMI shall have been (or concurrently shall be) replaced as the property manager under and in accordance with the Management Agreements, or the Management Agreements shall have been (or concurrently shall be) terminated (other than as a result of the sale of the Properties subject thereto); or (vi) an event of default shall have been declared under the Acquisition Loan or any of the Assumed Loans.

         (e) LIMITATIONS ON POWERS. The Manager shall not have any power, right or authority to take any action requiring Member approval as set forth in
Section 16 in the absence of the requisite Member approval.

         (f) REIMBURSEMENT. The Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred by the Manager on behalf of the Company but shall not otherwise receive any compensation as Manager hereunder.

         SECTION 15. MEETINGS.

         (a) MEETINGS OF MEMBERS. Meetings of Members for any proper purpose may be called at any time by any Member or Members whose Common Membership Percentage(s) equal or exceed 10% or by the Manager. Members may participate in any meeting through the use of a conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting. The Company shall give written notice of the date, time, place and purpose of any meeting to all Members at least ten (10) days and not more than sixty (60) days prior to the date fixed for the meeting. Notice may be waived by any Member.

         (b) CONSENT OF MEMBERS. Any action required or permitted to be taken at any annual or special meeting of Members may be taken by the written consent of the Members entitled to vote holding the requisite Membership Interests without a meeting, without prior notice and without a vote. The written consent shall set forth the action so taken, and counterparts thereof shall be furnished to all Members.

         SECTION 16. VOTING.

         (a) MEMBERS. The affirmative vote or written consent of a Majority Interest shall decide all matters properly brought before the Members; provided, however, that no action set forth in subsection (c) shall be taken by the Company without the approval of a Special Majority.

         (b) VOTING. A Member may vote either in person or by written proxy or consent signed by the Member or by his duly authorized attorney in fact.

         (c) ACTIONS REQUIRING MEMBER APPROVAL. Notwithstanding any other provision of this Agreement, the approval of a Special Majority (determined after giving effect to Section 24(h) in the case of any amendment, modification or supplement to this Agreement) shall be required to approve the following actions (but in the case of clauses (vii) and (xii) only, without including in such calculation the Membership Interest of any Member who is an Affiliate of the managing agent thereunder in the event that "cause" exists for removing the Manager or circumstances exist under the Management Agreement for removing the managing agent thereunder):

                  (i) The dissolution or winding up of the Company or any Subsidiary Company;

                  (ii) The merger or consolidation of the Company or any Subsidiary Company;

                  (iii) The sale, exchange, mortgage, pledge, encumbrance, lease (other than a lease in accordance with the criteria set forth in the Management Agreement) or other disposition or transfer of any Property or all or substantially all of the assets of the Company or any Subsidiary Company;

                  (iv) The annual management plan and budget, including a cash management plan, of the Company or any Subsidiary Company;

                  (v) Amendments to this Agreement or the Certificate of Formation or the organizational documents of any Subsidiary Company;

                  (vi) Establishment, formation, dissolution, liquidation, merger or consolidation of any Subsidiary Company or sale of a Membership Interest therein (other than as contemplated in Section 19(c) or 19(d));

                  (vii) The termination or amendment of any Management Agreement or any change in the managing agent appointed under any thereof;

                  (viii) The amendment, modification, extension, refinancing or prepayment of the Acquisition Loan or any Assumed Loans, or the incurrence of any indebtedness for borrowed money other than the Acquisition Loan and the Assumed Loans;

                  (ix) Capital or operating expenditures by the Company or any Subsidiary Company in excess of the annual budget, including the Permitted Variance Range permitted under the related Management Agreement, for each Property owned by the Company or the relevant Subsidiary Company;

                  (x) The authorization of any action by the Company that, if taken, would result in FUR failing to qualify as a real estate investment trust under the Code;

                  (xi) The institution of (or consent or approval to) any proceeding in bankruptcy or any other insolvency or reorganization proceeding involving the Company or any Subsidiary Company;

                  (xii) Matters specified in Sections 4.2 and 4.3 of each Management Agreement (other than the Temple Mall Management Agreement) and any other matter therein as requiring owner's consent; and

                  (xiii) The redemption by the Company of any Membership Interest other than as provided for in Section 19.

         SECTION 17. LIMITATION OF LIABILITY AND INDEMNIFICATION.

         (a) LIMITATION OF LIABILITY. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager. Further, this Agreement is made and executed on behalf of each Member by its officers duly authorized, and no director, trustee, officer, employee, agent, stockholder or beneficiary of any such Member (or any Affiliate thereof) shall have any liability in his or its personal or individual capacity, but instead, all parties shall look solely to the property and assets of the Company for satisfaction of claims of any nature arising under or in connection with this Agreement.

         (b) INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company) by reason of the fact that such Person is or was a Member, Manager or officer of the Company (and the Company may so indemnify a Person by reason of the fact that such Person is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, member, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise), against any liabilities, expenses (including, without limitation, attorneys' fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Person in connection with such action, suit or proceeding if such Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption (a) that the Person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, or (b) with respect to any criminal action or proceeding, that the Person had reasonable cause to believe that his or her conduct was unlawful. "Other enterprise" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a Person with respect to an employee benefit plan; and references to serving at the request of the Company shall include, without limitation, any service as a member, manager, officer, employee or agent of the Company or any other entities in which it has an ownership interest which imposes duties on, or involves services by, such member, manager, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

         (c) EXPENSES. Expenses (including, without limitation, attorneys' fees and expenses) incurred by a Member, Manager or officer of the Company in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Member, Manager or officer to repay such amount if it shall ultimately be determined that such Member, Manager or officer is not entitled to be indemnified by the Company under this Section 17 or under any other contract or agreement between such Member, Manager or officer and the Company. Such expenses (including attorneys' fees) incurred by employees or agents of the Company may be so paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Manager deems appropriate.

         (d) NOT EXCLUSIVE. The indemnification and advancement of expenses provided by this Section 17 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of Members or otherwise, both as to action in such Person's official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a Member, Manager, officer, employee or agent and shall inure to the benefit of the successors, assigns, heirs, executors and administrators of such a Person.

         (e) INSURANCE. The Company may purchase and maintain insurance on behalf of any Person who is or was a Member, Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, member, manager, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as such, whether or not such Person would be entitled to indemnity against such liability under the provisions of this Section 17.

         SECTION 18. ASSIGNMENT OF MEMBERSHIP INTERESTS AND NEW MEMBERS.

         (a) ASSIGNMENT. A Membership Interest shall not be assignable in whole or in part, except as expressly provided in this Agreement. An assignment of a Membership Interest shall not entitle the assignee to become or to exercise any rights or powers of a Member until such assignee is admitted as a Member in accordance with this Agreement. An assignment shall entitle the assignee only to receive such distributions, to share in such profits and to receive such allocations of income, gain, loss, deduction, credit, tax preference and similar items to which the assignor was entitled to the extent assigned. Notwithstanding anything to the contrary, a Member which assigns its interest in the Company shall continue to have the power to exercise any voting, consent or approval rights attributable to the interest so assigned unless and until the assignee of such interest is or is admitted as a Member.

         (b) LIMITATIONS ON ASSIGNMENT. Except as provided in Section 19 hereof, no Member may assign any Membership Interest (or any portion thereof or interest therein), and no Person shall become a Member, unless (i) in the opinion of counsel selected by or acceptable to the Manager, such action will not subject the Company to federal income taxation as an association taxable as a corporation or violate applicable state or federal securities laws, and (ii) such proposed Member shall make ERISA representations and warranties to the Company comparable to those made by or on behalf of the original Members in
Section 4(a)(v), 4(b)(v) and 4(c)(v) of the Investment Agreement. Any attempted action in contravention of this Section 18(b) shall be void and of no force or effect.

         (c) NEGATIVE PLEDGE. No Member shall pledge, or create or suffer to exist any lien upon, its Membership Interest or any portion thereof.

         (d) ADMISSION OF ASSIGNEES. Notwithstanding anything to the contrary in this Agreement, an assignee of a Membership Interest shall be admitted as a Member only upon (i) the written consent of all other Members and the Manager, which consent may be granted or withheld in the sole and absolute discretion of such Member and Manager whose consent is required hereby and (ii) the execution by such Person of this Agreement. Until the assignee of a Membership Interest is admitted as a Member, the assignor, subject to the penultimate sentence of Section 18(a), shall continue to be a Member and upon such admission, the assignor shall be released of all obligations hereunder.

         (e) ADMISSION OF NEW MEMBERS. A new Member shall be admitted only upon
(i) the consent of a Special Majority, and (ii) the execution by such new Member of this Agreement; provided, however, that any amendments to this Agreement required as a result of such new Member admission shall be subject to the provisions of Section 24(h).

         SECTION 19. PUT AND CALL OPTIONS.

         (a-1) REFINANCING SENIOR PREFERRED CAPITAL. The Company shall have the right to redeem the outstanding Senior Preferred Capital, in whole but not in part, at any time in connection with a refunding or refinancing thereof at a redemption price equal to the face amount of the Senior Preferred Capital, plus the Senior Accumulated Preferred Distribution, if any, plus the amount of any accrued but unpaid Senior Preferred Distribution.

         (a-2) SENIOR PREFERRED CAPITAL OPTIONS. FUR Subsidiary shall have the option to purchase, and upon the exercise of such option CFSC Subsidiary shall have the obligation to sell, all or a portion of the outstanding Senior Preferred Capital in a minimum amount of $5,000,000 (except that if the outstanding amount of Senior Preferred Capital at such time is less than $5,000,000, then in a minimum amount equal to such outstanding amount) at any time and from time to time on or before the fifth anniversary of the date hereof in accordance with Section 19(j). The purchase price of such Senior Preferred Capital (except as provided in the paragraph below) shall be equal to 100% of the face amount being purchased plus the portion of the sum of the Senior Accumulated Preferred Distribution, if any, and the amount of any accrued but unpaid Senior Preferred Distribution allocable to such amount of Senior Preferred Capital being purchased, to the date of such purchase. For purposes of determining the foregoing, Senior Preferred Distributions (other than Senior Preferred Distributions on any Special Senior Preferred Capital) shall be prorated between the amount of Senior Preferred Capital then being purchased and the amount of Senior Preferred Capital not then being purchased (other than any Special Senior Preferred Capital). Any Senior Preferred Capital acquired by FUR Subsidiary hereunder shall be automatically converted without any action by the Company on the Option Closing Date into an equal amount of Series A Preferred Capital.

         If any of the Senior Preferred Capital held by CFSC Subsidiary on the Option Closing Date has been obtained by the operation of Section 19(g) or 19(h) (the "Special Senior Preferred Capital"), FUR Subsidiary shall purchase all Senior Preferred Capital before any Special Senior Preferred Capital is purchased by FUR Subsidiary under this

Section 19(a-2). The purchase price for such Special Senior Preferred Capital shall be equal to (i) the sum of two times the Senior Accumulated Preferred Distribution, if any, thereon plus (ii) two times the accrued and unpaid Senior Preferred Distribution thereon plus (iii) the aggregate amount of all Senior Preferred Distributions made thereon and (iv) $100, all determined after giving effect to the 10% per annum rate provided for in the definition of Senior Preferred Distribution. Any Special Senior Preferred Capital acquired by FUR Subsidiary hereunder shall be automatically converted without any action by the Company into an equal amount of Series A Preferred Capital.

         (b) SERIES B PREFERRED CAPITAL OPTIONS. FUR Subsidiary shall have the option to purchase, and upon the exercise of such option GMAC-CM shall have the obligation to sell, all or a portion of the outstanding Series B Preferred Capital in a minimum amount of $5,000,000 (except that if the outstanding amount of Series B Preferred Capital at such time is less than $5,000,000, then in a minimum amount equal to such outstanding amount) at any time on or after the six-month anniversary of the date hereof and from time to time on or before the fifth anniversary of the date hereof in accordance with Section 19(j); provided, however, that FUR Subsidiary shall not be permitted to exercise its option under this Section 19(b) so long as any Senior Preferred Capital is outstanding. The purchase price of such Series B Preferred Capital (except as provided in the paragraph below) shall be equal to 100% of the face amount being purchased plus such additional amount, if any, as would provide GMAC-CM with a 15.75% per annum internal rate of return, compounded monthly, on the amount of Series B Preferred Capital purchased, after giving recognition to the amount and timing of Series B Preferred Distributions (other than Series B Preferred Distributions on any Special Series B Preferred Capital) until all Series B Preferred Capital (other than Special Series B Preferred Capital) has been purchased. For purposes of determining such return, Series B Preferred Distributions (other than Series B Preferred Distributions on any Special Series B Preferred Capital) shall be prorated between the amount of Series B Preferred Capital then being purchased and the amount of Series B Preferred Capital not then being purchased (other than any Special Series B Preferred Capital). Any Series B Preferred Capital acquired by FUR Subsidiary hereunder shall be automatically converted without any action by the Company on the Option Closing Date into an equal amount of Series A Preferred Capital.

         If any of the Series B Preferred Capital held by GMAC-CM on the Option Closing Date has been obtained by the operation of Section 19(g) or (h) (the "Special Series B Preferred Capital"), FUR Subsidiary shall purchase all Series B Preferred Capital before any Special Series B Preferred Capital is purchased by FUR Subsidiary under this Section 19(b). The purchase price for such Special Series B Preferred Capital shall be equal to (i) the sum of two times the Series B Accumulated Preferred Distribution, if any, thereon plus (ii) two times the accrued and unpaid Series B Preferred Distribution thereon plus (iii) the aggregate amount of all Series B Preferred Distributions made thereon and (iv) $100, all determined after giving effect to the 10% per annum rate provided for in the definition of Series B Preferred Distribution. Any Special Series B

Preferred Capital acquired by FUR Subsidiary hereunder shall be automatically converted without any action by the Company into an equal amount of Series A Preferred Capital.

         (c) CFSC COMMON CAPITAL OPTION. At any time after (or concurrently with) the acquisition by FUR Subsidiary or redemption by the Company of all of the outstanding Senior Preferred Capital and Series B Preferred Capital, until and including the date which is the earlier of the first anniversary thereof or the fifth anniversary of the date hereof, FUR Subsidiary shall have the option to purchase, and upon the exercise of such option CFSC Subsidiary shall have the obligation to sell, CFSC Subsidiary's entire Membership Interest in the Company at a purchase price equal to its Fair Market Value; provided, however, that FUR Subsidiary shall simultaneously with its exercise of the option under this
Section 19(c) exercise its option to purchase GMAC-CM's entire Membership Interest under Section 19(d). Simultaneously with the exercise of FUR Subsidiary's option hereunder, FUR Subsidiary shall cause First Southwest II, Inc. to exercise an option to purchase the membership interest of CFSC Subsidiary in each of LLC #2 Manager and LLC #3 at a purchase price equal to its respective Subsidiary Fair Market Value.

         (d) GMAC-CM COMMON CAPITAL OPTION. At any time after (or concurrently with) the acquisition by FUR Subsidiary or redemption by the Company of all of the outstanding Senior Preferred Capital and Series B Preferred Capital, until the earlier of the first anniversary thereof or the fifth anniversary of the date hereof, FUR Subsidiary shall have the option to purchase, and upon the exercise of such option GMAC-CM shall have the obligation to sell, GMAC-CM's entire Membership Interest in the Company at a purchase price equal to its Fair Market Value; provided, however, that FUR Subsidiary shall simultaneously with its exercise of the option under this Section 19(d) exercise its option to purchase CFSC Subsidiary's entire Membership Interest under Section 19(c). Simultaneously with the exercise of FUR Subsidiary's option hereunder, FUR Subsidiary shall cause First Southwest II, Inc. to exercise an option to purchase the membership interest of GMAC-CM in each of LLC #2 Manager and LLC #3 at a purchase price equal to its respective Subsidiary Fair Market Value.

         (e) CFSC REDEMPTION OPTIONS. Unless CFSC Subsidiary shall exercise its right to avoid a redemption in accordance with Section 19(j), the Company shall have the obligation to redeem, (i) on the second anniversary of the date hereof, $10,000,000 of the outstanding Senior Preferred Capital, (ii) on the third anniversary of the date hereof, an amount equal to (u) $30,000,000 of the outstanding Senior Preferred Capital, PLUS (v) the amount of outstanding Senior Preferred Capital specified in clause (i) to the extent the put option therefor was not exercised by CFSC Subsidiary on the second anniversary date, LESS (w) the amount of any Series B Preferred Capital redeemed on the second anniversary date pursuant to Section 19(f), (iii) on the fourth anniversary of the date hereof, (x) $33,500,000 of the outstanding Senior Preferred Capital, PLUS (y) the amount of outstanding Senior Preferred Capital specified in clauses (i) and/or (ii) to the extent the put option therefor was not exercised by CFSC Subsidiary on the second and/or third anniversary date, LESS (z) the amount of Series B Preferred Capital redeemed on the second and third anniversary dates pursuant to Section 19(f); provided, however, that the amounts specified in clauses (i), (ii) and (iii) above shall be decreased dollar for dollar by (1) the aggregate amount of Senior Preferred Capital purchased by FUR Subsidiary pursuant to Section 19(a-2) prior to each respective anniversary date (applying the amount of such FUR Subsidiary purchases of Senior Preferred Capital first to the amount in clause (i), then clause (ii) and then clause (iii)), and (2) the aggregate amount of Series B Preferred Capital purchased by FUR Subsidiary pursuant to Section 19(b) prior to each respective anniversary date (applying the amount of such FUR Subsidiary purchases of Series B Preferred Capital first to the amounts in clause (i), then clause (ii) and then clause (iii)). The redemption price of such Senior Preferred Capital shall be equal to 100% of the face amount being purchased plus a portion of the sum of the Senior Accumulated Preferred Distribution, if any, and the accrued but unpaid Senior Preferred Distribution allocable to such amount being purchased, to the date of such purchase. For purposes thereof, Senior Preferred Distributions (other than Senior Preferred Distributions on any Special Senior Preferred Capital) shall be prorated between the amount of Senior Preferred Capital then being purchased and the amount of Senior Preferred Capital not then being purchased (other than any Special Senior Preferred Capital). FUR Subsidiary shall have the right to make additional Capital Contributions to the Company in such amounts as shall be required to meet the Company's obligations to redeem the Senior Preferred Capital pursuant to this
Section 19(e). Any such additional Capital Contribution made by FUR Subsidiary shall constitute Series A Preferred Capital.

         (f) GMAC-CM REDEMPTION OPTIONS. GMAC-CM shall have the right to cause the Company to redeem, and upon the exercise of such right the Company shall have the obligation to redeem, (i) on the second anniversary of the date hereof, to the extent that CFSC Subsidiary shall not have exercised its put option on such date pursuant to clause (i) of Section 19(e), $10,000,000 of the outstanding Series B Preferred Capital, (ii) on the third anniversary of the date hereof, an amount equal to (u) $30,000,000 of the outstanding Series B Preferred Capital, PLUS (v) the amount of outstanding Series B Preferred Capital specified in clause (i) to the extent the put option therefor was not exercised by GMAC-CM on the second anniversary date, LESS (w) the amount of Senior Preferred Capital redeemed on the second and third anniversary dates pursuant to
Section 19(e), (iii) on the fourth anniversary of the date hereof, an amount equal to (x) $33,500,000 of the outstanding Series B Preferred Capital, PLUS (y) the amount of outstanding Series B Preferred Capital specified in clauses (i) and/or (ii) to the extent the put option therefor was not exercised by GMAC-CM on the second and/or third anniversary date, LESS (z) the amount of Senior Preferred Capital redeemed on the second, third and fourth anniversary dates pursuant to Section 19(e); provided, however, that the amounts specified in clauses (i), (ii) and (iii) above shall be decreased dollar for dollar by (1) the aggregate amount of Series B Preferred Capital purchased by FUR Subsidiary pursuant to Section 19(b) prior to each respective anniversary date (applying the amount of such FUR Subsidiary purchases of Series B Preferred Capital first to the amounts in clause (i), then clause (ii) and then clause (iii)), and (2) the aggregate amount of Senior Preferred Capital purchased by FUR Subsidiary pursuant to Section 19(a-2) prior to each respective anniversary date (applying the amount of such FUR Subsidiary purchases of Senior Preferred Capital first to the amounts in clause (i), then clause (ii) and then clause (iii)). The redemption price of such Series B Preferred Capital shall be equal to 100% of the face amount being purchased plus such additional amount, if any, as would provide GMAC-CM with a 15.75% per annum internal rate of return, compounded monthly, on the amount purchased, after giving recognition to the amount and timing of Series B Preferred Distributions (other than Series B Preferred Distributions on any Special Series B Preferred Capital). For purposes of determining such return, Series B Preferred Distributions (other than Series B Preferred Distributions on any Special Series B Preferred Capital) shall be prorated between the amount of Series B Preferred Capital then being purchased and the amount of Series B Preferred Capital not then being purchased (other than any Special Series B Preferred Capital). FUR Subsidiary shall have the right to make additional Capital Contributions to the Company in such amounts as shall be required to meet the Company's obligations to redeem the Series B Preferred Capital pursuant to this Section 19(f). Any such additional Capital Contribution made by FUR Subsidiary shall constitute Series A Preferred Capital.

         (g) FAILURE TO PURCHASE SENIOR PREFERRED CAPITAL. If CFSC Subsidiary does not exercise its right to avoid a redemption under Section 19(e) and the Company fails to redeem the requisite Senior Preferred Capital on the Option Closing Date, each of CFSC Subsidiary and GMAC-CM shall have the right, by notice to the Company, FUR and such other Member, upon tender of payment to FUR Subsidiary of $100 by each of them, to effect the transfer to CFSC Subsidiary and GMAC-CM, pro rata, of an amount of FUR Subsidiary's Capital Contribution (up to a maximum of FUR Subsidiary's remaining Capital Contribution) equal to the product of each such Member's Preferred Interest and the dollar amount of the Senior Preferred Capital the Company failed to redeem; provided that such purchase option shall be satisfied first from the Series A Preferred Capital and then against the remaining Capital Contribution of FUR Subsidiary. Any portion of FUR Subsidiary's Capital Contribution as to which notice is delivered hereunder shall be automatically converted without any action by the Company or FUR Subsidiary on the Option Closing Date into an amount of Senior Preferred Capital and an amount of Series B Preferred Capital, each determined on a pro rata basis as hereinabove provided.

         (h) FAILURE TO PURCHASE SERIES B PREFERRED CAPITAL. If GMAC-CM exercises its put option under Section 19(f) and the Company fails to redeem the requisite Series B Preferred Capital on the Option Closing Date, each of GMAC-CM and CFSC Subsidiary shall have the right, by notice to the Company, FUR and such other Member, upon tender of payment to FUR Subsidiary of $100 by each of them, to effect the transfer to GMAC-CM and CFSC Subsidiary, pro rata, of an amount of FUR Subsidiary's Capital

Contribution (up to a maximum of FUR Subsidiary's remaining Capital Contribution) equal to the product of each such Member's Preferred Interest and the dollar amount of the Series B Preferred Capital the Company failed to redeem; provided that such purchase option shall be satisfied first from the Series A Preferred Capital and then against the remaining Capital Contribution of FUR Subsidiary. Any portion of FUR Subsidiary's Capital Contribution as to which notice is delivered hereunder shall be automatically converted without any action by the Company or FUR Subsidiary on the Option Closing Date into an amount of Series B Preferred Capital and an amount of Senior Preferred Capital, each determined on a pro rata basis as hereinabove provided.

         (i) NO PURCHASE OF COMMON CAPITAL. If there is neither Senior Preferred Capital nor Series B Preferred Capital outstanding and FUR Subsidiary has not exercised its call option pursuant to either or both Section 19(c) and/or
Section 19(d), then FUR Subsidiary may elect to convert all of its outstanding Series A Preferred Capital to Class B Common Capital within five (5) business days of the expiration of FUR Subsidiary's call options under said Sections 19(c) and 19(d).

                  (i) If FUR Subsidiary does not convert its Series A Preferred Capital to Class B Common Capital within the time period specified above, then as of the first distribution of Net Cash Flow after the fifth anniversary of the date hereof, Net Cash Flow shall be distributed in accordance with the following priority: (A) first, to the Members in accordance with their respective Common Membership Percentage until an amount equal to the Fair Market Value of the outstanding Common Capital on the date of such distribution is received; (B) second, the Series A Accumulated Preferred Distribution, if any, shall be made to FUR Subsidiary; (C) third, the Series A Preferred Distribution shall be made to FUR Subsidiary; and (D) fourth, the remainder shall be distributed 1% among the Members in accordance with their Common Membership Percentages (based on their respective Common Membership Percentages on the fifth anniversary hereof), and 99% shall be distributed to FUR Subsidiary as a Special Series A Preferred Distribution. Once distributions pursuant to (A) hereof have fully satisfied the Common Capital of a Member, such Common Capital shall be considered fully redeemed and no longer outstanding.

                  (ii) If FUR converts its Series A Preferred Capital to Class B Common Capital within the time period specified above:

                           (A) Any Member owing Common Capital may elect either
                  (x) to convert all of its outstanding Common Capital into Class B Common Capital or (y) to receive first the amount equivalent to Fair Market Value of its outstanding Common Capital on the date of such distribution as of the first distribution of Net Cash Flow after the fifth anniversary of the date hereof and then its pro rata portion (based on its Common Membership Percentage immediately prior to such election under this clause (y)) of 1% of the remaining distributions of Net Cash Flow, and 99% of the remaining distributions of Net Cash Flow would be distributed pro rata to the holders of the Class B Common Capital (once distributions pursuant to clause (y) hereof have fully satisfied such Member's Common Capital, such Common Capital shall be considered fully redeemed and no longer outstanding); and

                           (B) If all of the Members owning Common Capital elect
                  to convert their respective Common Capital into Class B Common Capital under (A) above, the Class B Common Capital shall thereafter be included in computing the Common Membership Percentages and as of the first distribution of Net Cash Flow after the fifth anniversary of the date hereof, Net Cash Flow shall be distributed among the Members in accordance with their Common Membership Percentages.

         (j) EXERCISE OF OPTIONS. In the event that the Company exercises its refinancing option under Section 19(a-1) or FUR Subsidiary elects to exercise its purchase option under Sections 19(a-2), 19(b), 19(c) or 19(d), the Company or FUR Subsidiary, as the case may be, shall give CFSC Subsidiary or GMAC-CM, as applicable, thirty (30) days' prior notice of such election specifying the portion of the Senior Preferred Capital, Series B Preferred Capital or Common Capital, as applicable, to be purchased and the applicable purchase price therefor. The Company shall be required to effect each redemption specified in
Section 19(e) unless CFSC Subsidiary shall give the Company and the other Members notice of its election to avoid such redemption not more than one hundred fifty (150) nor less than ninety (90) days prior to the applicable anniversary date. In the event that GMAC-CM is permitted under the terms of
Section 19(f) to exercise its redemption option and it elects to do so, GMAC-CM shall give the Company and the other Members notice of such election not less than seventy-five (75) days prior to the applicable anniversary date specifying the amount of outstanding Series B Preferred Capital to be redeemed and the applicable redemption price therefor. In the event CFSC Subsidiary or GMAC-CM elects to exercise its remedies under Section 19(g) or 19(h), CFSC Subsidiary or GMAC-CM, as applicable, shall give the Company and the other Members ten (10) days' prior notice of such election specifying the Series A Preferred Capital and/or FUR Subsidiary's remaining Capital Contribution to be purchased. The closing of any purchase or redemption under this Section 19 shall take place on a mutually acceptable date not later than thirty (30) days after receipt of notice provided by FUR Subsidiary, GMAC-CM or CFSC Subsidiary, as the case may be, on the applicable anniversary date, as applicable (the "Option Closing Date") at a location acceptable to CFSC Subsidiary or GMAC-CM, as applicable, and FUR Subsidiary in New York, New York; provided, however, that the Company shall be able to satisfy its redemption obligation under Section 19(e) or 19(f) prior to any scheduled Option Closing Date with respect to CFSC Subsidiary's or GMAC-CM's remedy under Section 19(g) or 19(h). At the closing the parties shall execute and deliver such documents of transfer, and the Company, FUR Subsidiary, CFSC Subsidiary or GMAC-CM, as applicable, shall make payment of the redemption or purchase price in immediately available funds, as may be necessary to give effect to the transfer of Senior Preferred Capital, Series B Preferred Capital, Series A Preferred Capital, or Common Capital of CFSC Subsidiary, GMAC-CM or FUR Subsidiary, as applicable, free and clear of all liens, claims and encumbrances. Anything in this Section 19 to the contrary notwithstanding, FUR Subsidiary shall not be entitled to exercise rights under Sections 19(a-2), 19(b), 19(c) and 19(d) if a Company Redemption Default shall have occurred and be continuing as a result of a failure by the Company to redeem Preferred Capital under Sections 19(e) and/or 19(f) on both of the second anniversary and the third anniversary of the date hereof.

         (k) NEW MEMBER; CERTAIN ASSIGNMENTS. Within the thirty days after the exercise of an option that would cause a Membership Interest to be redeemed or reduced to zero but before the transaction is consummated at a time when there are only two Members, the other Member shall be entitled to cause one of its Affiliates to acquire a one percent interest in the Company by making a cash contribution equal to the fair market value of such interest (with fair market value being determined by reference to the purchase price reflected in the option being exercised). Subject to Section 18(d), FUR Subsidiary may assign to a third Person FUR Subsidiary's purchase rights under Sections 19(a-2), 19(b), 19(c), 19(d) and its right to make additional Capital Contributions pursuant to Sections 19(e) and 19(f).

         (l) FUR SUBSIDIARY CAPITAL CONTRIBUTIONS UNDER SECTION 19. Each Capital Contribution made by FUR Subsidiary (or its assignee pursuant to Section 19(k)) under Section 19(e) or 19(f) shall be used by the Company solely to redeem the applicable Preferred Capital under Section 19(e) or 19(f), respectively, and shall not be used for any other purpose.

         SECTION 20. DISSOLUTION.

         The Company shall be dissolved and terminated upon the happening of first to occur of any of the following events:

         (a) The expiration of the term of the Company;

         (b) The approval or written consent of the Members as provided in
Section 16(c) for the dissolution or winding up of the Company;

         (c) The bankruptcy (as defined in Section 18-304 of the Act), death, insanity, retirement, resignation, expulsion, withdrawal or dissolution of any Member, unless within ninety (90) days of such occurrence the Company is continued by the written consent of the holders of a majority of both (i) the remaining Members determined on the basis of such Members' Capital Accounts on the date of such occurrence and (ii) the remaining Members determined on the basis of such Members' profits interests (from the date of such occurrence through the date that the Company would terminate if not continued), which consent may be granted or withheld in the sole and absolute discretion of each Member whose consent is required hereby, and if there is only one (1) Member remaining, the admission of one (1) or more additional Members; and

         (d) Judicial dissolution pursuant to the Act.

         SECTION 21. WINDING UP AND DISTRIBUTION OF ASSETS.

         (a) WINDING UP. If the Company is dissolved, the Manager shall wind up the affairs of the Company.

         (b) DISTRIBUTION OF ASSETS. Upon the winding up of the Company, the Manager shall pay or make reasonable provision to pay all claims and obligations of the Company, including all costs and expenses of the liquidation and all contingent, conditional, or unmatured claims and obligations that are known to the Manager but for which the identity of the claimant is unknown. If there are sufficient assets, such claims and obligations shall be paid in full and any such provision shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed as follows:

                  (i) First, to creditors, including Members in their capacities as creditors, in the order of priority as provided by law;

                  (ii) Second, to CFSC Subsidiary, the amount of any Senior Accumulated Preferred Distribution;

                  (iii) Third, to CFSC Subsidiary, the redemption price of the outstanding Senior Preferred Capital (determined in accordance with Section 19(e) and the second paragraph of Section 19(a-2), as applicable);

                  (iv) Fourth, to GMAC-CM, the amount of any Series B Accumulated Preferred Distribution;

                  (v) Fifth, to GMAC-CM, the redemption price of the Series B Preferred Capital (determined in accordance with Section 19(f) and the second paragraph of Section 19(b), as applicable);

                  (vi) Sixth, to FUR Subsidiary, the amount of any Series A Accumulated Preferred Distribution;

                  (vii) Seventh, to FUR Subsidiary, the redemption price of the outstanding Series A Preferred Capital, plus any accrued but unpaid Series A Preferred Distribution thereon; and

                  (viii) Eighth, to Members, the balance in accordance with their respective Common Membership Percentages; provided, however, that if all or a portion of FUR Subsidiary's Capital Contribution has been converted pursuant to Section 19(g) or 19(h), then a distribution shall be made to the holders of the Common Capital in an amount equal to Fair Market Value and the remainder shall be distributed to the Members in accordance with their respective Capital Interests.

         SECTION 22. CONFLICT OF INTEREST. No Member or Manager shall be required to act hereunder as its sole and exclusive business activity and any Member or Manager may have other business interests and engage in other activities in addition to those relating to the Company. Neither the Company nor any Member or Manager shall have any right by virtue of this Agreement in or to any other interests or activities or to the income or proceeds derived therefrom. A Member or Manager may transact business with the Company and, subject to applicable laws, has the same rights and obligations with respect thereto as any other Person. No transaction between a Member or Manager and the Company shall be voidable solely because a Member or Manager has a direct or indirect interest in the transaction if either the transaction is fair and reasonable to the Company or the percentage or number of disinterested Members as required under this Agreement or applicable law, authorize, approve or ratify the transaction.

         SECTION 23. TAXATION.

         (a) STATUS OF THE COMPANY. The Members acknowledge that this Agreement creates a partnership for federal and state income tax purposes (and only for such purposes), and hereby agree not to elect to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.

         (b) TAX ELECTIONS. The Manager shall, upon the written request of any Member benefitted thereby, cause the Company to file an election under Section 754 of the Code and the Treasury Regulations thereunder to adjust the basis of the Company assets under Section 734(b) or 743(b) of the Code and a corresponding election under the applicable sections of state and local law. The Manager shall have the authority to make all other Company elections permitted under the Code, including elections of methods of depreciation.

         (c) COMPANY TAX RETURNS. The Manager shall cause the necessary federal income and other tax returns and information returns for the Company to be prepared. Each Member shall provide such information, if any, as may be needed by the Company for purposes of preparing such tax returns and information returns. The Manager shall deliver to each Member within 90 days after the end of each fiscal year a copy of all federal, state and local income and franchise tax returns for the Company and each entity in which the Company owns an interest for approval. In addition, the Manager shall deliver to each Member the information described on Schedule IV. Each Member shall approve or disapprove of each such return within ten days after receipt of any such return by such Member. In the event that any Member does not approve or disapprove of any such return within such ten days, such return shall be deemed approved by such Member. The Manager shall provide copies of all final returns to each of the Members within 15 days of filing such returns with the appropriate taxing authorities.

         (d) TAX AUDITS.

                  (i) FUR Subsidiary shall be the Company's tax matters partner within the meaning of Section 6231(a)(7) of the Code (the "Tax Matters Member") with respect to federal income tax audits. If at any time the Tax Matters Member cannot or elects not to serve as the Tax Matters Member, is removed by the Members as the Tax Matters Member or ceases to be a Member, a Majority Interest shall select another Member to be the Tax Matters Member. The Tax Matters Member, as an authorized representative of the Company, shall direct the defense of any claims made by the IRS to the extent that such claims relate to the adjustment of Company items at the Company level. The Tax Matters Member shall promptly deliver to each Member a copy of any notice of beginning of administrative proceedings or any report explaining the reasons for a proposed adjustment received from the IRS relating to or potentially resulting in an adjustment of Company items. The Tax Matters Member shall, unless a Majority Interest consents to the contrary, diligently and in good faith contest any proposed adjustment of a Company item that principally affects the Members at the administrative and judicial levels, including, if appropriate or if requested by a Majority Interest, appealing any adverse judicial decision, and shall consider in good faith any suggestions made by any Member or its counsel regarding the conduct of such administrative or judicial proceedings. The Tax Matters Member shall keep each Member advised of all material developments with respect to any proposed adjustment that come to its attention, including, without limitation, the scheduling of all conferences and substantive telephone calls with the IRS. Each Member shall be entitled, at the Company's expense, to attend all meetings with the IRS and to review in advance any material written information (including, without limitation, any pleadings, memoranda or similar items) to be submitted to the IRS. Without first obtaining the consent of all Members, the Tax Matters Member shall not, with respect to any proposed adjustment of a Company item that materially and adversely affects any Member, (A) enter into a settlement agreement that purports to bind Members other than the Tax Matters Member (including, without limitation, any stipulation consenting to an entry of decision by any tax court), or (B) enter into an agreement or stipulation extending the statute of limitations.

                  (ii) The Company shall promptly deliver to each Member a copy of all notices, communications, reports or writings of any kind with respect to income or similar taxes received from any state or local taxing authority relating to the Company that might materially and adversely affect each Member, and shall keep such Members advised of all material developments with respect to any proposed adjustment of Company items that come to its attention.

                  (iii) Each Member shall continue to have the rights described in this Section 23(d) with respect to tax matters relating to any period during which it was a Member, whether or not it is a Member at the time of the tax audit or contest.

         SECTION 24. MISCELLANEOUS.

         (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules.

         (b) BINDING EFFECT. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

         (c) PRONOUNS AND NUMBER. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

         (d) CAPTIONS. Captions or section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

         (e) ENFORCEABILITY. If any provision of this Agreement, or the application of the provision to any Person or circumstance shall be held invalid, the remainder of this Agreement, or the application of that provision to Persons or circumstances other than those with respect to which it is held invalid, shall not be affected thereby. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make this Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

         (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         (g) NOTICES. Any notices permitted or required under this Agreement shall be deemed to have been given when delivered in person, by facsimile transmission or by courier or three (3) days after being deposited in the United States mail, postage prepaid, and addressed to the Company at its principal place of business and to any Member at the address reflected on the books and records of the Company.

         (h) ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes all prior understandings or agreements between the parties with respect to such matters. This Agreement, including all schedules hereto, may only be amended, modified or supplemented (including, without limitation, any amendment, modification or supplement arising out of a refinancing under Section 19(a-1)) by written agreement of Members holding both a Special Majority and Members holding a majority of the Capital Interests; provided, however, that any amendment, modification or supplement which adversely affects a class of Membership Interest (i.e., the Common Capital, the Class B Common Capital or any class of Preferred Capital) shall also be approved by the Members owning such class of Membership Interest, voting separately as a class; and provided further, that the Membership Interest of any Member which in connection with any such amendment, modification or supplement is being redeemed in full in accordance with the terms of this Agreement then in effect and before giving effect to any such amendment, modification or supplement shall not be included in any such calculation of Special Majority, Capital Interests or class voting hereunder.

         (i) FURTHER ASSURANCES. The Members shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement. Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Manager deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

         (j) THIRD PARTIES. Nothing in this Agreement, whether express or implied, shall be construed to give any Person other than a Member or the Company any legal or beneficial or other equitable right, remedy or claim under or in respect of this Agreement, any covenant, condition, provision or agreement contained herein or the property of Company.

         (k) FACSIMILE SIGNATURES. The facsimile signature of any Manager or Member may be used at all times and for all purposes in place of an original signature.

         (l) RELIANCE UPON BOOKS, REPORTS AND RECORDS. Unless he has knowledge concerning the matter in question which makes his reliance unwarranted, each Manager and Member shall, in the performance of his duties hereunder, be entitled to rely on information, opinions, reports or statements, including, without limitation, financial statements and other financial data, if prepared or presented by one or more employees of the Company or by legal counsel, accountants or other Persons as to matters such Manager or Member reasonably believes to be within such Person's professional or expert competence.

         (m) TIME PERIODS. In applying any provision of this Agreement which requires that an act be done in or not done in a specified number of days prior to an event or that an act be done during a period of a specified number of days, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

         (n) WAIVER. No failure by any Manager or Member to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         (o) EXPENSES. The Company shall be responsible for the fees and expenses of NatWest Markets for its services in connection with the transactions contemplated by the Investment Agreement.

         IN WITNESS WHEREOF, the undersigned Members have executed this Agreement as of the date first set forth above.


                                    FIRST  UNION  SOUTHWEST  L.L.C.

                                    BY:  FIRST  SOUTHWEST  I, INC., ITS
                                             MANAGER



                                             By:   /s/ PAUL LEVIN
                                                   -------------------------
                                             Its:  VICE PRESIDENT AND SECRETARY
                                                   ----------------------------

                                    GMAC  COMMERCIAL
                                             EQUITY  INVESTMENTS,  INC.



                                    By:      /s/ JAMES DALTON
                                             ------------------------------
                                    Its:     SENIOR VICE PRESIDENT
                                             ------------------------------

                                    CFSC  CAPITAL  CORP.  XXXI



                                    By:      /s/ Jeffrey Leu
                                             ------------------------------
                                    Its:     Senior Vice President
                                             ------------------------------

                                    SCHEDULE

                                     MEMBERS


                                                            COMMON MEMBERSHIP
NAME AND ADDRESS               CAPITAL CONTRIBUTION        PERCENTAGE INTEREST
----------------               --------------------        -------------------
First Union Southwest L.L.C.   $3,224,409 of Common              25.926%
55 Public Square               Capital (plus Series A
Suite 1900                     Preferred Capital of
Cleveland, OH 44113            $26,500,000)


GMAC Commercial Equity         $6,080,315 of Common              48.889%
    Investments, Inc.          Capital (plus Series B
650 Dresher Road               Preferred Capital of
Horsham, PA 19044-8015         $38,500,000)


CFSC Capital Corp. XXXI        $3,132,286 of Common              25.185%
6000 Clearwater Drive          Capital (plus Senior
Minnetonka, MN  55343-3905     Preferred Capital of
                               $35,000,000)

                                   SCHEDULE II

                                   PROPERTIES


SOUTHWEST SHOPPING CENTERS CO. I, L.L.C.
----------------------------------------

    Pecanland Mall
    Monroe, Louisiana


SOUTHWEST SHOPPING CENTERS CO. II, L.L.C.
-----------------------------------------

    Park Plaza Mall
    Little Rock, Arkansas

    Alexandria Mall
    Alexandria, Louisiana

    Villa Linda Mall
    Santa Fe, New Mexico

    Mesilla Valley Mall
    Las Cruces, New Mexico

    Shawnee Mall
    Shawnee, Oklahoma

    Killeen Mall
    Killeen, Texas

    Brazos Mall
    Lake Jackson, Texas


TEMPLE SHOPPING CENTER CO., L.L.C.
----------------------------------

    Temple Mall
    Temple, Texas

                                  SCHEDULE III

                                  ASSUMED LOANS


SOUTHWEST SHOPPING CENTERS CO. I, L.L.C.
----------------------------------------

Creditor:         Teachers Insurance and Annuity Association of America
Debtor:           Pecanland Mall Associates, Ltd.
                  c/o The Herring Group
Dated:            December 18, 1985
Maturity:         January 1, 2018


SOUTHWEST SHOPPING CENTERS CO. II, L.L.C.
-----------------------------------------

None


TEMPLE SHOPPING CENTER CO., L.L.C.
----------------------------------

Creditor:         Northwestern Mutual Life Insurance Company
Debtor:           Temple Mall
Maturity:         March 15, 2001

                                   SCHEDULE IV

                           TAX REPORTING REQUIREMENTS

    A. Manager shall provide or cause asset manager or outside tax preparer to provide the following state tax apportionment information ("Apportionment Information") to the Members with respect to each Member's Membership Interest in the Company, within 45 days of the end of each fiscal quarter:

    (1) tax gain or loss and gross proceeds realized upon foreclosure, including date, by location (state) of property;

    (2) tax gain or loss on disposition of real or tangible personal property, including date, by location (state) of property;

    (3)  Company payroll by location (state);

    (4)  adjusted tax basis of real property by location (state) of property;
         and,

    (5) gross rental income on real property or personal property by location (state) of property.

    B. Manager shall also use its best efforts or cause the asset manager or outside tax preparer to obtain such Apportionment Information with respect to the Company's ownership interest in any underlying entity.

    C. Manager shall file or shall cause the asset manager or outside tax preparer to file all state income and franchise tax returns of the Company and any underlying flow through entity in which the Company owns an interest in each state in which the Company or the underlying flow through entity does business, for purposes of income and franchise taxes, as such terms or equivalent may be defined by the various states.

    D. Manager shall file or cause the asset manager or outside tax preparer to file all state income and franchise tax returns of the Company and any underlying flow through entity in which the Company owns an interest in each state consistently with the Apportionment Information provided to the Members. Included with each Member's K-1, shall be information summarizing Apportionment Information for the taxable year of the Company with respect to each Member.

    E. Manager shall provide or shall cause the asset manager or outside tax preparer to provide each Member with the name and telephone number of a contact person with respect to federal and state tax matters pertaining to the Company, and any flow through entity in which the Company owns an interest.